Golub Capital BDC, Inc.  First Quarter 2011 Investor Presentation

 Important Notice  This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties . Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Golub Capital BDC, Inc., including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”) . Any such forward -looking statements are made pursuant to the safe harbor provisions available under applicable securities laws, and Golub Capital BDC, Inc. assumes no obligation to update or revise any such forward -looking statements ..  The following slides contain summaries of certain financial and statistical information about Golub Capital BDC, Inc. The information contained in this presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or review the information contained in this presentation . In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured . You should not view the past performance of Golub Capital BDC, Inc., as indicative of Golub Capital BDC, Inc.’s future results . This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Golub Capital BDC, Inc.

# Financial and Portfolio Highlights

## Financial Highlights

| | Q1 2011[1] | Q4 2010[1] | Q3 2010[1] |
|---|---|---|---|
| Earnings per share | $ 0.34 | $ 0.35 | $ 0.29 |
| Net investment income per share | 0.30 | 0.25 | 0.30 |
| Net gain (loss) per share | 0.04 | 0.10 | (0.01) |
| Net asset value per share | 14.74 | 14.71 | 14.67 |
| Dividend paid per share | 0.31 | 0.31 | 0.24 |

## Portfolio Highlights

**Total fair value of investments**

| | |
|---|---|
| As of 12/31/2010: | $ 382.4 million |
| As of 9/30/2010: | $ 344.9 million |
| As of 6/30/2010: | $ 277.6 million |

**Number of portfolio companies**

| | |
|---|---|
| As of 12/31/2010: | 98 |
| As of 9/30/2010: | 94 |
| As of 6/30/2010: | 79 |

**Exits (including full and partial payoffs) of investments**

| | |
|---|---|
| Q1 2011[1]: | $ 64.1 million |
| Q4 2010[1]: | $ 13.5 million |
| Q3 2010[1]: | $ 34.6 million |

**New investment commitments**

| | |
|---|---|
| Q1 2011[1]: | $ 113.7 million |
| Q4 2010[1]: | $ 83.7 million |
| Q3 2010[1]: | $ 18.9 million |

**Asset mix**

| | Senior Secured | Unitranche | Second Lien | Subordinated Debt | Equity |
|---|---|---|---|---|---|
| As of 12/31/2010 | 59% | 26% | 7% | 6% | 2% |
| As of 9/30/2010 | 66% | 26% | 3% | 4% | 1% |
| As of 6/30/2010 | 66% | 28% | 5% | 1% | 0% |

| Weighted avg. rates are as follows: | Three Months Ended 12/31/2010 | 9/30/2010 | 6/30/2010 |
|---|---|---|---|
| Wtd. avg. yield of investments at fair value (including amortization of fees & discounts)[2] | 10.6% | 9.8% | 10.3% |
| Wtd. avg. cost of debt[3] | 3.5% | 3.0% | 1.6% |
| Wtd. avg. investment spread | 7.1% | 6.8% | 8.7% |
| Wtd. avg. yield of investments at fair value (excluding amortization of fees & discounts)[2] | 8.1% | 8.1% | 7.8% |

(1) The fiscal year for Golub Capital BDC, Inc. ends on September 30, 2011. As such, 'Q1 2011' refers to the quarter ended December 31, 2010, 'Q4 2010' refers to the quarter ended September 30, 2010, 'Q3 2010' refers to the quarter ended June 30, 2010, and 'Q2 2010' refers to the quarter ended March 31, 2010.

(2) The weighted average yield on investments is calculated as (a) the actual amount earned on such investments divided by (b) the daily average of total investments at fair value.

(3) The weighted average cost of debt is calculated as (a) the actual amount incurred on such debt obligations divided by (b) the daily average of total debt obligations.

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GOLUB CAPITAL

Quarterly Operating Results Detail  Three months ended  (Dollar amounts in thousands, except share and per share data) December 31, 2010 September 30, 2010 June 30, 2010  (unaudited)  Investment income  Interest $ 9,137 $ 7,431 $ 7,230  Total investment income 9,137 7,431 7,230  Expenses  Interest and other debt financing expenses 1,577 1,381 591 Base management fee 1,284 1,091 903 Incentive fee 190 - 55 Professional fees relating to registration statement - - 188 Professional fees 567 315 363 Administrative service fee 174 141 144 General and administrative expenses 112 152 171 Total expenses 3,904 3,080 2,415  Net investment income 5,233 4,351 4,815  Net gain (loss) on investments  Net realized gains (losses) on investments 876 (40) -Net unrealized (depreciation) appreciation on investments (147) 1,937 (100)  Net gain (loss) on investments 729 1,897 (100) Net increase/(decrease) in net assets resulting from operations $ 5,962 $ 6,248 $ 4,715  Per Share:  Earnings per Share 0.34 0.35 0.29 Net Investment Income 0.30 0.25 0.30 Dividend Paid $ 0.31 $ 0.31 $ 0.24 Weighted average common shares outstanding 17,712,724 17,712,444 16,255,783  Common shares outstanding at end of period 17,738,197 17,712,444 17,712,444

Quarterly Balance Sheets  As of  (Dollar amounts in thousands, except per share data) December 31, 2010 September 30, 2010 June 30, 2010  (unaudited) (audited) (unaudited)  Assets  Investments in securities, at fair value (cost of $345,536, $280,214 and $295,730, respectively) $ 382,414 $ 344,869 $ 277,610 Cash and cash equivalents 41,389 61,219 71,380 Restricted cash and cash equivalents 27,618 31,771 32,728 Receivable for investments sold 2,895 - -Deferred financing costs 3,548 2,748 -Interest receivable 2,194 1,956 1,746 Other assets 256 200 296 Total Assets $ 460,314 $ 442,763 $ 383,760  Liabilities  Credit facility advances $ 194,000 $ 174,000 $ 121,764 Accrued deferred offering costs - - 107 Payable for investments purchased - 5,328 885 Accrued professional fees 570 719 540 Management and incentive fee payable 1,693 1,008 593 Interest payable 2,576 1,167 86 Total Liabilities 198,839 182,222 123,975  Net Assets  Members' Equity - - -Common stock 18 18 18 Paid-in capital in excess of par 260,152 259,690 259,690 Accumulated (over distributed) undistributed net investment income (1,379) (1,122) 19 Net unrealized appreciation 1,848 1,995 58 Net realized gains (losses) on investments 836 (40) -Total Net Assets 261,475 260,541 259,785  Total Liabilities and Net Assets $ 460,314 $ 442,763 $ 383,760 NET ASSET VALUE PER SHARE $ 14.74 $ 14.71 $ 14.67  DEBT TO EQUITY 0.74x 0.67x 0.47x

New Investment Commitments and Asset Mix as of December 31, 2010  New Investment Commitments End of Period Funds at Fair Value  2%  6% 1% 7% 3% 4% 1% 5%

# Investment Spread Analysis



12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
10.0%
10.3%
9.8%
10.6%
8.5%
8.7%
8.1%
7.7%
7.8%
8.1%
6.8%
7.1%
3.0%
3.5%
1.5%
1.6%
0.24%
0.33%
0.29%
0.30%
Q2 2010(1)
Q3 2010(1)
Q4 2010(1)
Q1 2011 (1)
Total Yield on Investments(2)
Interest Income Yield(3)
Debt (4)
3-month LIBOR
Wtd. Avg. Investment Spread (5)

(1) The fiscal year for Golub Capital BDC, Inc. ends on September 30, 2011. As such, 'Q1 2011' refers to the quarter ended December 31, 2010, 'Q4 2010' refers to the quarter ended September 30, 2010, 'Q3 2010' refers to the quarter ended June 30, 2010, and 'Q2 2010' refers to the quarter ended March 31, 2010.

(2) Total yield on investments is calculated as (a) the actual amount earned on such investments, including interest income and amortization of fees and discounts, divided by (b) the daily average of total investments at fair value.

(3) Interest income yield is calculated as (a) the actual amount earned on such investments, including interest income but excluding amortization of fees and discounts, divided by (b) the daily average of total investments at fair value.

(4) The weighted average cost of debt is calculated as (a) the actual amount incurred on such debt obligations divided by (b) the daily average of total debt obligations.

(5) The weighted average investment spread is calculated as (a) the total yield on investments, less (b) the weighted average cost of debt.

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GOLUB CAPITAL

# Selected Investment Portfolio Information

| *(Dollar amounts in thousands)* | Q1 2011[1] | Q4 2010[1] | Q3 2010[1] |
|---|---|---|---|
| **Fair Value of Investments - Beginning of Period** | $ 344,869 | $ 277,610 | $ 293,226 |
| Payoffs | (51,398) | (12,299) | (34,626) |
| New Investment Fundings[2][3] | 97,578 | 77,391 | 16,314 |
| Sales of Portfolio Companies | (12,749) | (1,237) | - |
| Net Revolver & Other Activity | 569 | 395 | 1,063 |
| Change in Unrealized | (147) | 1,937 | (100) |
| Net realized gains (losses) on investments | 876 | (40) | - |
| Amortization of Discount/Premium | 2,816 | 1,112 | 1,733 |
| **Fair Value of Investments - End of Period** | $ 382,414 | $ 344,869 | $ 277,610 |
| | | | |
| Weighted Avg. Rate of New Investment Fundings | 8.8% | 7.9% | 8.4% |
| Weighted Avg. Spread over LIBOR of New Investment Fundings | 7.1% | 6.4% | 6.5% |
| Weighted Avg. Fees of New Investment Fundings | 2.0% | 1.8% | 1.4% |
| Weighted Avg. Rate of Sales and Full Payoffs of Portfolio Companies | 7.1% | 5.3% | 5.4% |
| | | | |
| % Fixed Rate | 4.8% | 5.4% | 5.4% |
| % Floating Rate | 93.5% | 93.8% | 93.8% |
| % Equity | 1.7% | 0.8% | 0.8% |
| Portfolio Companies | 98 | 94 | 94 |
| | | | |
| Non-Accrual Investments at Amortized Cost | $ 4,373 | $ 4,346 | - |
| Non-Accrual Investments as % of Total Portfolio at Amortized Cost | 1.1% | 1.3% | - |
| Non-Accrual Investments at Fair Value | $ 2,653 | $ 3,095 | - |
| Non-Accrual Investments as % of Total Portfolio at Fair Value | 0.7% | 0.9% | - |

(1) The fiscal year for Golub Capital BDC, Inc. ends on September 30, 2011. As such, 'Q1 2011' refers to the quarter ended December 31, 2010, 'Q4 2010' refers to the quarter ended September 30, 2010, and 'Q3 2010' refers to the quarter ended June 30, 2010.

(2) Total commitments, including unfunded amounts, total $113.7 million at December 31, 2010, $83.7 million at September 30, 2010, and $18.9 million at June 30, 2010.

(3) At September 30, 2010, new investment fundings are shown net of syndications of $53.0 million.

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GOLUB CAPITAL

Portfolio Composition by Investment Rating and Industry  Portfolio Ratings by Fair Value Over Portfolio Composition by Time Industry  December 31, 2010 September 30, 2010 June 30, 2010  Investment Investments % of Investments % of Investments % of Performance at Fair Value Total at Fair Value Total at Fair Value Total Rating (In thousands) Portfolio (In thousands) Portfolio (In thousands) Portfolio  5 $ 75,836 19.9% $ 98,307 28.5% $ 91,915 33.1%  4 277,356 72.5% 199,876 58.0% 128,874 46.4%  3 24,908 6.5% 41,948 12.1% 54,769 19.7%  2 4,314 1.1% 4,738 1.4% 2,052 0.8%  1 - 0.0% - 0.0% - 0.0% Total $ 382,414 100.0% $ 344,869 100.0% $ 277,610 100.0%

Common Stock and Dividend Information  Common Stock Data  Fiscal year ended September 30, 2010 High Low End of Period  Third quarter (from April 14, 2010) $ 14.85 $ 12.85 $ 14.42 Fourth quarter $ 15.30 $ 13.83 $ 15.30  Fiscal year ended September 30, 2011  First quarter $ 17.95 $ 15.44 $ 17.12  Dividend Data  Amount Total Date Declared Record Date Payment Date Per Share Amount  May 13, 2010 June 22, 2010 June 29, 2010 $ 0.24 $ 4,251 August 9, 2010 September 10, 2010 September 30, 2010 $ 0.31 $ 5,491 December 8, 2010 December 20, 2010 December 30, 2010 $ 0.31 $ 5,491 February 8, 2011 March 18, 2011 M arch 30, 2011 $ 0.32 $ 5,676

Liquidity and Investment Capacity  aCash and cash equivalents totaled $41.4 million as of December 31, 2010.  aRestricted cash and cash equivalents totaled $27.6 million as of December 31, 2010. Restricted cash is available for investment for deals that qualify for our securitization vehicle. aLiquid broadly syndicated loans totaled $34.9 million as of December 31, 2010. We anticipate selling these loans in future periods as we find new opportunities to deploy capital.  aWe have $28.3 million in available debt commitments from the SBA as December 31, 2010. These commitments may be drawn upon subject to customary SBA procedures.